Exhibit 99.1

Lear Contact:
Mel Stephens
(248) 447-1624
LEAR COMPLETES FINANCIAL REORGANIZATION AND NEW
COMMON SHARES WILL BEGIN TRADING ON THE NYSE
Company Emerges from Chapter 11 with a Strong and
Flexible Capital Structure, Including over $1 Billion in Cash
Positive Operating Earnings and Free Cash Flow in Third Quarter
Diversified Sales Backlog of New Business Totals $1.4 Billion
Well Positioned to Benefit from Industry Recovery with Competitive Cost
Structure, Focus on Quality, and Commitment to Customer Satisfaction
     SOUTHFIELD, Mich., November 9, 2009 – Lear Corporation, a leading global supplier of automotive seating systems, electrical distribution systems and electronic products, announced today that it has successfully emerged from its court-supervised financial reorganization with a strong and flexible balance sheet, positive operating results in the Third Quarter, a growing sales backlog and a robust competitive profile.
     The Company also announced that its new common stock will be listed on the New York Stock Exchange under its historical NYSE stock symbol “LEA” and will begin trading on a “when issued” basis (LEA WI) today. The Company expects its common shares to begin “regular way” trading within several days thereafter.
     “We have moved through the financial restructuring process without missing a beat operationally. We have continued to win new business globally, strengthened our industry-leading global capabilities and the spirit of the Lear team has never been more positive,” said Bob Rossiter, Lear’s Chairman, Chief Executive Officer and President. “Our customer relationships remain the best in the industry, allowing us to continue winning new business in every region of the world.”
     Lear said its present net sales backlog totals $1.4 billion for 2010 to 2012, which is approximately 25% higher than the prior status, despite lower industry production levels. The new backlog also represents continued diversification of Lear’s sales, with 40% in its Seating business and 60% in its growing Electrical and Electronic business. Moreover, more than half of Lear’s new business comes from outside North America.
     As a result of the financial reorganization, Lear has reduced its debt obligations by approximately $2.8 billion and emerged with a strong and flexible balance sheet. With over $1 billion in cash, Lear has available liquidity to support its global operating needs and growth plans. Upon exit, Lear has less than $1 billion of debt at competitive interest rates and no near-term maturities.

     “Moving forward, we are committed to maintaining a disciplined financial profile and an investment grade focus that will enable us to continue investing in new products and technologies globally, as well as growth in emerging markets,” Mr. Rossiter said.
     “As a result of our multi-year business transformation, we have streamlined our global cost footprint and improved our operating efficiency in every region of the world. Going forward, we have a focused overall plan to drive further sales growth and improved margins.”
     Mr. Rossiter concluded, “Thanks to the hard work and dedication of our employees, we moved through our financial restructuring expeditiously and without compromising the fundamentals that make Lear a global industry leader – our unrelenting focus on quality, our unwavering commitment to customer satisfaction, and the most talented team in the business. When you add to that our strong balance sheet, competitive cost structure, and focused growth strategy, we are ideally positioned to continue our business momentum and to benefit from an industry recovery.”
Investor Conference Call
     Lear will webcast a conference call to review the Company’s third-quarter 2009 financial results and related matters on Wednesday, November 11, 2009, at 1:00 p.m. eastern time through the Investor Relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). Audio replays will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until November 25, 2009, with a Conference I.D. of 38924117.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: the potential adverse impacts of the filing of the chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations that could continue or arise following the effective date of the plan of reorganization; the anticipated future performance of the reorganized Company, including, without limitation, the Company’s ability to maintain or increase revenue or gross margins, control future operating expenses or make necessary capital expenditures; general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles for which the Company is a supplier; the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the outcome of customer negotiations; the impact and timing of program launch costs; the costs, timing and success of restructuring actions; increases in the Company’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company’s key customers and suppliers; the cost and availability of raw materials and energy; the Company’s ability to mitigate increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; further impairment charges initiated by adverse industry or market developments; the impact and duration of domestic and foreign government initiatives designed to assist the automotive industry; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.
     This press release also contains information on the Company’s sales backlog. The Company’s incremental sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The calculation of backlog does not reflect customer price reductions on existing or newly awarded programs. The backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign exchange rates and the timing of major program launches. Lear’s 2010 to 2012 consolidated sales backlog is based on an exchange rate of $1.40/per Euro and current forecasted industry production assumptions by major market provided by CSM Worldwide.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating systems, electrical distribution systems and electronic products. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 75,000 employees at 205 facilities in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear’s new common shares will be traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.Lear.com.
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